AMERICAN BINGO & GAMING CORP.

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                        (Pursuant to I.R.C. Section 423)


1.   Purpose of this Plan.

     This Employee Stock Purchase Plan (the "Plan") is intended to encourage and assist employees of American Bingo & Gaming Corp. (the"Company"), a Delaware corporation, and any present or future subsidiaries or affiliates of the Company to acquire stock ownership in the Company. This Plan is intended to be an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986. This Plan is intended to comply in all material respects and will be administered in accordance with Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

2.   Administration of this Plan.

     This Plan shall be administered by the Company's Board of Directors ("Board"), if each member is a "disinterested person" (defined below), or a committee of two or more directors, each of whom is a "disinterested person" (the administrative body sometimes hereinafter referred to as the "Administrators"). For purposes of the prior sentence, a "disinterested person" is a director who is not, during the one year prior to service as an administrator of a plan, or during such service, granted or awarded equity securities or options pursuant to the Plan or any other plan of the Company or any of its affiliates, except that an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a disinterested person. The Administrators shall have full power and authority to interpret the provisions and supervise the administration of this Plan.

     A majority of the Board or Committee (Administrators) appointed pursuant to the above paragraph shall constitute a quorum. The Board or Committee shall keep minutes of its meetings. All decisions and selections made by the Board or Committee pursuant to the provisions of this Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Board or Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. All vacancies in the membership of the Committee shall be filled by an appointment by the Board.

     This Plan shall be approved by the shareholders of the Company either by written consent or by vote at a duly called meeting of shareholders in the manner provided in the Company's Articles of Incorporation, as amended within Twelve (12) months of its enactment. In addition to such terms and conditions as are specified herein with respect to qualification of this Plan under I.R.C.
Section 423, for any eligible  employee who is also subject to the provisions of
Section 16(a) and (b) of the Securities Exchange Act of 1934, any grants hereunder to such employees shall be subject to limitations set forth in Rule 16(b)-3 of the General Rules and Regulations of the Securities and Exchange Commission, including without limitation, at a minimum, the following: (i) That


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the  Option  or  right to  purchase  shares  shall  not be  transferable  by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (ii) That a period of six (6) months must lapse between the time of acquisition of the Option or right to purchase by the participant and the time of disposition of the underlying security.

     All Options granted under this Plan shall be clearly identified in the agreement evidencing such Option as granted under the name of this Plan, and for purposes of further identification, this Plan shall be designated the "American Bingo & Gaming Corp. 1996 Employee Stock Purchase Plan".

3.   Designation of Participants and Eligibility.

a. Offering Periods. Offerings of Options or purchase rights to eligible employees shall be made for successive periods of two fiscal quarters each, the first such Offering Period commencing on the date that this Plan is adopted by the Board of Directors of the Company and ending on the last day of the fourth fiscal quarter of fiscal 1996, i.e. December 31, 1996. Each successive Offering Period shall commence on the first day of the next fiscal quarter and end on the last day of the following fiscal quarter, i.e. commencing on or about January 1 and July 1 and ending on or about December 31 and June 30 of each fiscal year (concurrent with the closest payroll period ending on or about the above reference dates). Offering Periods during the term of this Plan may be changed from time to time prior to the end of the then current Offering Period, in the sole discretion of the Administrators.

b. Offerings. During each Offering Period throughout the term of this Plan, unless the Board of Directors of the Company determines otherwise, the Administrators shall make an offering under which all Eligible Employees (defined below) are granted the opportunity to purchase Common Stock of the Company. Each Eligible Employee may become a participant (defined below) in the Plan on the first day of each Offering Period.

c.  Eligible  Employee.  All  Employees  of the Company  (as  provided in I.R.C.
Section 340(c) and the regulations thereunder) or of any present or future Affiliated Corporation of the Company, shall be eligible to become participants in the Plan, except Employees:

     I. Who, either at the beginning of an Offering Period is, or who would be as a result of the exercise of any Option or purchase right granted under this Plan, directly or indirectly the holder of 5% or more of the outstanding shares of Common Stock of the Company or any of its subsidiaries; or

     II. Whose customary employment is less than 20 hours per week, and those employees whose customary employment is for not more than five months in any calendar year;

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and Except that no  Eligible  Employee  shall be entitled to purchase  shares of stock under the Plan and all other purchase plans of the Company and any Affiliated Corporation of the Company with an aggregate fair market value (determined at the date of grant) exceeding $25,000 per year for each calendar year in which such Option or purchase right is outstanding at any time.

d. Participation in Plan Offerings. Any Eligible Employee shall become a Participant in the Plan effective as of the first day of the Offering Period following the day on which the employee completes, signs and returns to the Company a written election to participate and payroll deduction authorization on a form to be prescribed by the Administrators. Filing of such Form shall be deemed to be an election to participate on a continuous basis until terminated or modified in writing, or until termination of the employee's employment with the Company or any subsidiary thereof. Failure of an Eligible Employee to execute and return the required forms within the established time frames set by the Administrators shall be deemed a waiver of participation. A Participant may terminate his or her participation in any Offering during the Offering Period and receive any moneys withheld on his or her behalf for such Offering Period within 15 days of filing written notification of termination.

     Membership of any employee in the Plan is entirely voluntary. Except as provided in the previous paragraph 3(c), all employees who elect to participate in the Plan shall have the same rights and privileges. Any employee receiving shares shall have no rights with respect to continuation of employment, nor with respect to continuation of any particular Company business, product or policy.

4.   Stock Reserved for this Plan.

     Subject to adjustment as provided in Section 9 below, a total of Fifty Thousand (50,000) shares of Common Stock, $.001 par value per share ("Stock"), of the Company shall be reserved and may be optioned under this Plan. The Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any subsidiary, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of this shall cease to be reserved for the purpose of this Plan, but until termination of this Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option or purchase right expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option or purchase right may again be subjected to grant under this Plan.

5.   Participant's Election and Contributions.

     Each Participant shall elect to make contributions by payroll deduction of between one percent (1%) to ten percent (10%) of his or her gross compensation. Subject to these limitations, a Participant may elect in writing to increase or decrease his or her rate of contribution; and such change will become effective the first day of the Offering Period following receipt by the Administrators of such written election. The amount of each Participant's contribution (less

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standard  deductions,  payroll  withholding  tax,  Medicare/Medicaid,   worker's
compensation and other Company withholdings) shall be held by the Company and such contributions, free of any obligation of the Company to pay interest thereon, shall be credited to such Participant's individual account as of the last trading day of the month during which the compensation from which the contribution was deducted was earned. No Participant will be permitted to make contributions for any period during which he or she is not receiving pay from the Company or its subsidiaries. The cash proceeds from the sale of Stock on exercise of any Option or purchase right granted under this Plan are to be added to the general funds of the Company.

6.   Issuance of Shares - Exercise Price.

a. On the last trading day of each Offering Period so long as the Plan shall remain in effect, and provided the Participant has not before that date advised the Administrators that he or she does not wish shares purchased for his or her account on that date, the Company shall apply the funds in the Participant's account as of that date to the purchase of authorized but unissued shares of its Common Stock in units of one share or multiples thereof.

b. The Exercise Price or Purchase Price of shares purchased by any Participant pursuant to grants made in any Offering Period shall be eighty-five percent (85%) of the lower of the fair market value of the Common Stock on the last trading day of the Offering Period (the "Date of Exercise"), determined as follows:

     i. The fair market value of the shares on the Date of Grant shall be the closing bid price of the stock in the over-the-counter-market as quoted on the National Association of Security Dealers Automatic Quotation System (NASDAQ), or if its stock is a National Market System security, the last reported bid price of the stock, or if the stock is traded on one or more securities exchanges, the average of the closing bid prices on all such exchanges on the Date of Grant, and

     ii. The fair market value of the shares on the Date of Exercise shall be the closing bid price of the stock in the over-the-counter market as quoted on the national Association of Security Dealers Automatic Quotation System (NASDAQ), or if its stock is a National Market System security, the last reported bid price of the stock, or if the stock is traded on one or more securities exchanges, the average of the closing bid prices on all such exchanges on the Date of Exercise.

     Any moneys remaining in such Participant's account equaling less than the sum required to purchase one share, or moneys remaining in such Participant's account by reason of application of the provisions of this Plan with respect to Termination, Paragraph 7, below, shall, unless otherwise requested by the Participant, be held in the Participant's account for use during the next Offering Period of the Plan. Any moneys remaining in such Participant's account by reason of his or her prior election not to purchase shares in a given Offering Period shall be disbursed to the employee within 30 days of the end of such Offering Period. The Company shall as expeditiously as possible after the

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

last day of each Offering Period issue to the member entitled thereto the certificate evidencing the shares issued to him or her as provided herein.

     Notwithstanding anything above to the contrary, (a) if the number of shares Participants desire to purchase at the end of any Offering Period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such members in proportion to their contributions during the Offering Period (but no fractional shares shall be issued); and (b) no funds in an employee's account shall be applied to the purchase of shares and no shares hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

7.   Termination of Participation, Beneficiaries and Transferability.

a. Termination. Any Participant's membership in the Plan will be terminated when the member (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Company or its subsidiaries, (c) dies, or (d) does not receive pay from the Company or any subsidiary for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the Administrators.

b. Death/Beneficiaries. Each Participant may file a written designation of a beneficiary who is to receive any shares of Common stock credited to such Participant's account under the Plan in the event of the death of such Participant prior to delivery to such Participant of the certificates for such shares. Such designation may be changed by the Participant at any time by written notice received by the Company.

     Upon the death of a Participant his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such member, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Company shall not be under any further liability to anyone. If more than one beneficiary is designated, then each beneficiary shall receive an equal portion of the account unless the member indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

c. Transferability of Rights. No rights of any employee under this Plan shall be transferable by him or her, by operation of law or otherwise, except to the extent that a member is permitted to designate a beneficiary or beneficiaries as above provided, and except to the extent permitted by will or the laws of descent and distribution if not such beneficiary be designated.

8.   Modification and Termination of Plan - Certain Adjustments.

a. Modification and Termination. The Company expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. The Board of Directors and/or Administrators may amend, alter or discontinue this

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

Plan at any time in such respects as they shall deem advisable, provided, however that this Plan may not be amended more than once every six months other than in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any Options or purchase rights granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or in any other respect not inconsistent with
Section 16(b) of such Exchange Act; and further provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option or purchase right theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

     i. Increase the total number of shares reserved for the purposes of this Plan or decrease the Exercise Price provided in Section 6 (except as provided in Section b), or change the classes of persons eligible to participate in this Plan as provided in Section 3, or

     ii.  Materially  increase the benefits accruing to participants  under this
          Plan: or

     iii. Materially modify the requirements as to eligibility for participation in this Plan; or

     iv.  Extend the expiration date of this Plan as set forth in Section 11.

b. Adjustments on Changes in Capitalization. The existence of this Plan and Options and rights granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     i. The shares of Stock with respect to which Options or purchase rights may be granted hereunder are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the shares of the Stock which are subject to Options or purchase rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options and purchase rights granted hereunder may thereafter be exercised shall;

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

          (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

     ii. If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the shares of Stock subject to the unexercised portions of outstanding Options or purchase rights an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares of Stock in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that this Plan may be terminated and future Options or purchase rights for subsequent Offering Periods may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each Participant or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding Options or purchase rights for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

     iii. Except as expressly provided above, the Company's issuance of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services, either upon direct sales or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options or purchase rights granted hereunder or the purchase price of such shares.

9.   Participation in Other Plans.

     Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or its subsidiaries.

10.  Compliance with Securities Laws - Purchase for investment.

     Unless the shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each Participant exercising an Option or purchase right under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution or any part thereof. The Company will reserve all rights to confirm

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

through  counsel  that the  stock  may be  granted  and/or  transferred  without registration under federal or state securities laws or pursuant to an appropriate exemption thereto. In the discretion of the Administrators, grant of an option or issuance of securities on exercise may be deferred beyond the grant date or exercise date pending confirmation of such compliance with such securities laws on advise of Company counsel.

     The shares of Common Stock to be issued pursuant to the provisions of this Plan shall have endorsed upon their face the following:

     (1) Any legend condition imposed by state securities or Blue-Sky Laws in which the Company and/or the Employee resides; and

     (2) Unless the shares to be issued under this Plan have been registered under the Securities Act of 1933, the following additional legend shall be placed on the certificates:

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended or an opinion of counsel to the Company that registration is not required under said Act.

11.  Effective Date and Expiration of this Plan.

     This Plan shall be effective as of July 1, 1995, the date of its adoption by the Board, subject to approval by the Company's shareholders at their next Annual or Special Meeting, and no Option or purchase right shall be granted pursuant to this Plan after its expiration. This Plan shall expire on December 31, 2005 except as to Options then outstanding, which shall remain in effect until they have expired or been exercised.

12.  Government Regulations.

     This Plan, and the granting and exercise of Options and/or purchase rights hereunder, and the obligation of the Company to sell and deliver shares of Stock under such Options and/or purchase rights, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agency or national securities exchanges as may be required.

13.  Liability.

     No member of the Board of Directors, Committee thereof, the Administrators, or officers or employees of the Company or any subsidiary shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless each administrator and each other officer, director or employee of the Company to

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

whom any duty or power relating to the administration or interpretation of this Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Administrators) arising out of any action, omission or determination relating to this Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

14.  Miscellaneous.

a. The term "Affiliated Corporation" used herein shall mean any Parent or Subsidiary.

b. The term "Parent" used herein shall mean any corporation owning 50 percent or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

c. The term "Subsidiary" used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

15.  Options in Substitution for Other Options.

     The Administrators may, in their sole discretion, at any time during the term of this Plan, grant new options to any employee under this Plan or any other stock option of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Administrators. If the Administrators shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or an Affiliated Corporation as a result of a merger or consolidation of the employing corporation with the Company or an Affiliated Corporation, or the acquisition by the Company or an Affiliated Corporation of the assets of the employing corporation, or the acquisition by the Company or an Affiliated Corporation of stock of the employing corporation as the result of which it becomes an Affiliated Corporation.

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

16.  Withholding Taxes.

     Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an Option or purchase right. The Company may require, as a condition to the exercise of a NSO, that the optionee concurrently pay to the Option or purchase right the entire amount or a portion of any taxes that the Company is required to withhold by reason of such exercise, in such amount as the Administrators or the Company in its discretion may determine. In lieu of part or all of any such payment, the Participant may elect to have the Company withhold from the shares to be issued upon exercise of the Option that number of shares having a Fair Market Value equal to the amount that the Company is required to withhold.

AMERICAN BINGO & GAMING CORP.


By: s\Gregory Wilson
   -------------------------------------
    Gregory Wilson, President


          ATTEST:


By: s\Robert Hersch
   -------------------------------------
    Robert Hersch, Secretary

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

                          AMERICAN BINGO & GAMING CORP.

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           PARTICIPATION ELECTION FORM


NAME OF EMPLOYEE: ____________________________________

DATE OF FIRST EMPLOYMENT: ___________________________________

ELECTION FOR OFFERING PERIOD COMMENCING _________________________

DECLARATION OF ELECTION:   (Check One)

[ ]  I DO NOT WISH TO PARTICIPATE IN THE PLAN.

[ ]  I WISH TO  PARTICIPATE  IN THE PLAN.     I elect to purchase that number of
     shares of common stock of the Company which can be purchased with ________% (write in 1% to 10%) of my base salary contributed.

[ ] I WISH TO TERMINATE MY CURRENT PARTICIPATION IN THE PLAN, AND STOP MY PAYROLL DEDUCTIONS.

     In order to pay for the shares of common stock of the Company that I have elected to purchase, I hereby authorize the Company to deduct the percentage of my base salary that I specified above from my pay each pay period while this election is in effect.


Date:____________________________      ______________________________



                                       ______________________________

                                                (print name)


                                       ______________________________

                                               (print address)


                                       ______________________________



Return this form to:                   Received by American Bingo & Gaming Corp.
AMERICAN BINGO & GAMING CORP.
515 Congress Avenue, Suite 1200
Austin, Texas  78701                   _______________________, 199__



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